UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K/A CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report: December 05, 2005 (Date of earliest event reported)
Maine & Maritimes Corporation (Exact name of registrant as specified in its charter)

ME (State or other jurisdiction of incorporation)	333-103749 (Commission File Number)	30-0155348 (IRS Employer Identification Number)

PO Box 789 (Address of principal executive offices)		04769 (Zip Code)
207 760 2499 (Registrant's telephone number, including area code)

Not Applicable (Former Name or Former Address, if changed since last report)

 Maine & Maritimes Corporation (the "Company") is filing this amendment to the Form 8-K filed by the Company on December 05, 2005, for Item 5.02.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Today Maine & Maritimes Corporation issued the following news release:

Maine & Maritimes Corporation Announces Restructuring and Decentralization Initiatives
Williams Named Acting Chief Financial Officer

PRESQUE ISLE, Maine - December 5, 2005 - As part of its restructuring initiatives and increased decentralization of corporate and shared services, Maine & Maritimes Corporation (AMEX: MAM) has announced a reorganization of its Accounting and Finance Division. As a result of the reorganization, Kurt A. Tornquist will continue in his position as Senior Vice President and Chief Financial Officer of Maine Public Service Company, and Michael I. Williams, currently Chief Accounting Officer of Maine & Maritimes Corporation and Maine Public Service, will assume the role of Acting Chief Financial Officer of MAM. Tornquist has served as Senior Vice President and Chief Financial Officer for MAM since its creation as a holding company. Prior to assuming the role as CFO of MAM, he served as Controller for Maine Public Service Company. According to Nick Bayne, President & CEO of Maine & Maritimes Corporation, "Kurt's new role aligns his skills and experience with the needs of Maine Public Service Company and will allow him to play a key and focused role in preparing the utility for a potential distribution rate case in early 2006. In addition, Kurt will serve a lead role in implementing utility-wide business process optimization efforts, helping to drive improved financial performance of the utility. We are appreciative of the meaningful contributions that Kurt has brought to our company thus far, and believe this realignment and decentralization will have a positive impact on our performance and focus."

Williams has been appointed as Acting Chief Financial Officer for Maine & Maritimes Corporation effective immediately. Williams has served as the Chief Accounting Officer for Maine & Maritimes Corporation and Maine Public Service Company since September 2004. A graduate of the University of Maine, Williams, age 38, is a Certified Public Accountant and Certified Internal Auditor. He has over 15 years of experience, including positions in accounting, external auditing, internal auditing, project management, operations management, and information technology management. Prior to joining Maine Public Service Company in May 2004, he served in a number of management positions with Bangor Hydro Electric Company since February 1992. According to Nick Bayne, President and CEO of Maine & Maritimes Corporation, "We are extremely pleased that Mike has agreed to accept this new challenge. His formal training in shareholder value added techniques and his experience in driving organizational performance are a critical part of our efforts to improve our enterprise-wide financial performance and create increased shareholder value. Mike's active and involved style of management is critical as we work to improve the overall performance of our unregulated operations."

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 05, 2005	MAINE & MARITIMES CORPORATION By: /s/ J. Nicholas Bayne J. Nicholas Bayne President & CEO